Report of Independent Accountants

To the Trustees of The Managers
 Funds and the
  Shareholders of
Managers Income
 Equity Fund,
  Managers Capital
 Appreciation Fund,
 Managers
  Small Company Fund
, Managers Special
Equity
  Fund, Managers
International Equity
Fund,
  Managers Emerging
Markets Equity Fund,
  Managers Short and
Intermediate Bond Fund,
  Managers Bond Fund
and Managers Global
Bond Fund:

In planning and performing
 our audit of the financial
 statements of Managers
Income Equity Fund,
Managers Capital Appreciation
 Fund, Managers Small
Company Fund, Managers
 Special Equity Fund,
Managers International
Equity Fund, Managers
Emerging Markets Equity
Fund, Managers Short and
 Intermediate Bond Fund,
 Managers Bond Fund and
 Managers Global Bond Fund
 (nine of the series of funds
constituting The Managers Funds,
 hereafter referred to as "the Funds")
 for the year ended December
 31, 2000, except Managers
Small Company Fund whose
 audit is for the period June 19,
 2000 (commencement of operations)
 through December 31, 2000,
we considered their internal control,
 including control activities for
safeguarding securities, in order to
 determine our auditing procedures
 for the purpose of expressing our
 opinion on the financial statements
 and to comply with the requirements
 of Form N-SAR, not to provide
assurance on internal control.

The management of the Funds
 is responsible for establishing
 and maintaining internal control.
  In fulfilling this responsibility,
 estimates and judgments by
management are required to
assess the expected benefits and
 related costs of controls.
Generally, controls that are relevant
 to an audit pertain to the entity's
 objective of preparing financial
 statements for external purposes
 that are fairly presented in
conformity with generally
accepted accounting principles.
  Those controls include the
safeguarding of assets against
unauthorized acquisition, use or
 disposition.

Because of inherent limitations
 in internal control, errors or
 fraud may occur and not be
detected.  Also, projection
of any evaluation of internal
control to future periods is
subject to the risk that controls
 may become inadequate
because of changes in conditions
 or that the effectiveness of
their design and operation may deteriorate.

Our consideration of internal
 control would not necessarily
 disclose all matters in internal
 control that might be material
 weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness
 is a condition in which the design
 or operation of one or more of the
 internal control components does
 not reduce to a relatively low level
 the risk that misstatements caused
by error or fraud in amounts that
would be material in relation to the
financial statements being audited
may occur and not be detected within
 a timely period by employees in the
 normal course of performing their
assigned functions.  However, we
 noted no matters involving internal
control and its operation, including
controls for safeguarding securities,
 that we consider to be material weaknesses as defined above as of December 31, 2000.

This report is intended solely for the
 information and use of the Trustees,
 management and the Securities and
Exchange Commission and is not
 intended to be and should not be
used by anyone other than these
specified parties.




PricewaterhouseCoopers LLP
Boston, Massachusetts
February 16, 2001

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